EXHIBIT 99.1
AMENDMENT NO. 1
TO THE CONSULTANCY AGREEMENT

This Amendment No. 1 (“Amendment”) is effective as of January 16, 2007 and is between j2 Global Communications, Inc. (the “Company”) and John F. Rieley (the “Consultant”). This Amendment amends the Consultancy Agreement between the Company and the Consultant dated as of January 16, 2006 (the “Consultancy Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Consultancy Agreement.

WHEREAS, the original term of the Consultancy Agreement was one (1) year and pursuant to this Amendment the Company and Consultant desire to extend the term for an additional year.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties agree as follows:

1. The Agreement is amended to extend the term by an additional year through January 15, 2008.

2. This Amendment may be executed in counterparts which together shall constitute one and the same amendment.

3. Except as otherwise expressly provided herein, the Consultancy Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

j2 Global Communications, Inc.

By:
Name:
Title:

John F. Rieley